Exhibit 10.2
AGREEMENT
     THIS AGREEMENT is made and entered into effective this 30th day of September, 2005, by and between William L. Yde III (“Yde”) and Robert L. Johander, Trustee of the Robert L. Johander Revocable Trust u/a/d December 18, 2003 (the “Trustee”).
RECITALS
     A.     The Trustee is the owner of 465,106 shares of common stock (the “GTN Shares”) of Global Traffic Network, Inc., a Delaware corporation (the “Company”).
     B.     The Trustee desires that Yde have and exercise the voting rights associated with the GTN Shares and Yde desires to have and exercise such voting rights.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1.     GTN Shares. The Trustee agrees to hold the GTN Shares subject to, and to vote the GTN Shares in accordance with, the provisions of this Agreement.
     2.     Voting of GTN Shares. From the date hereof until five (5) years from the date of this Agreement (the “Voting Termination Date”), at any meeting of the shareholders of the Company at which matters are put to a vote (and at any adjournment thereof), however called, and in any action by written consent of such shareholders, the Trustee shall vote (or give consent in respect of) the GTN Shares at such meeting or in such action by written consent as directed by Yde, and in connection with such vote (or consent in respect thereof), the Trustee shall execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for the Company or its nominees to vote the GTN Shares directly in the event that the Trustee is unable or otherwise fails to vote (or give consent) as required by this Section 2.
     3.     No Inconsistent Arrangements. The Trustee will not from the date hereof until the Voting Termination Date: (i) grant any proxy, power-of-attorney or other authorization in or with respect to the GTN Shares other than as granted pursuant to this Agreement; (ii) deposit the GTN Shares into a voting trust or enter into a voting agreement or arrangement with respect to the GTN Shares; or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Trustee’s obligations hereunder.
     4.     Irrevocable Proxy. The Trustee hereby irrevocably grants to, and appoints, Yde, or the Secretary of the Company (in the event that Yde is unable serve as proxy), as Trustee’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Trustee (i) to vote the GTN Shares as the Trustee’s proxy with regard to any matter brought before the shareholders of the Company at any annual or special meeting of such shareholders (including any adjournment or postponement thereof), and (ii) to sign the Trustee’s names (as shareholder) to any consent, certificate or other document relating to the Company, that are permitted or required by the business corporation act of the Company’s jurisdiction of incorporation. The Trustee represents that any proxies heretofore given in respect of the GTN Shares are revocable, and that any such proxies are hereby revoked. The Trustee hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of this Agreement and that this proxy may under no circumstances be revoked until the Voting Termination Date. This irrevocable proxy, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the GTN Shares and, so long as any party hereto is an entity, will survive the merger or dissolution of such party or any other entity holding the GTN Shares.
     5.     Limitations on Transfer. The Trustee shall not sell, transfer, assign, distribute or otherwise dispose of any GTN Shares, other than to the Company, unless as a condition precedent to such transfer, the recipient shall agree in writing to take such GTN Shares subject to, and shall accept and agree to be bound in writing by, the terms and conditions of this Agreement, in which such subscribing person shall be deemed to be a party to this Agreement.
     6.     Miscellaneous Provisions.
          (a)     Further Assurances. The Trustee and Yde shall from time to time execute, deliver and file any and all other agreements, instruments or documents, and take any and all actions, reasonably requested by any other party to give full force and effect to this agreement and the transactions contemplated hereby.
          (b)     Governing Law. This Agreement shall be governed and construed by the laws of the State of Delaware, without regard to its conflicts-of-law provisions. All disputes related to or arising under this Agreement shall be subject to the exclusive jurisdiction of the federal and state courts located in Clark County, Nevada with each party consenting to the exclusive jurisdiction of such courts and hereby waiving any personal jurisdiction defenses.
          (c)     Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by the parties. This agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.
          (d)     Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
          (e)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the date first above written.

/s/ William L. Yde III
William L. Yde III

Robert L. Johander Revocable Trust

/s/ Robert L. Johander
Robert L. Johander, Trustee

Consent
     The Undersigned, as Co-Trustee of the Robert L. Johander Revocable Trust u/a/d December 18, 2003 (the “Trust”), hereby agrees and consents to that certain Voting Agreement dated September 30, 2005 by and between William L. Yde III and the Trust as executed by Robert L. Johander, Co-Trustee of the Trust.

Robert L. Johander Revocable Trust

Mary L. Johander
Mary L. Johander, Co-Trustee

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